                                                                   EXHIBIT 99(A)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Merck & Co., Inc. Employee Savings and Security Plan as of December 31, 1996 and 1995, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 21, 1997

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                               MERCK COMMON STOCK FUND
                                             ---------------------------
                                                (NON-                                      FIDELITY      FIDELITY      FIDELITY
                                             PARTICIPANT    (PARTICIPANT     FIDELITY       EQUITY-       GROWTH       GROWTH &
                                              DIRECTED;      DIRECTED;       MAGELLAN       INCOME        COMPANY       INCOME
                                TOTAL        SEE NOTE 1)    SEE NOTE 1)        FUND          FUND          FUND        PORTFOLIO
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
DECEMBER 31, 1996                                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------                                                ------------------------------------------------------
Assets:
  Investments at market
    value.................. $1,606,821,436   $204,709,495   $876,254,437   $145,105,856   $24,777,615   $43,649,523   $62,317,069
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
  Receivables
    Employer's
      contribution.........      2,625,228      1,286,362        520,058        200,830        46,992       101,859       129,949
    Participants'
      contributions........      5,866,877             --      3,755,053        621,829       106,181       187,053       267,050
    Accrued interest and
      dividends............        210,593             --         72,001             --            --            --            --
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
      Total receivables....      8,702,698      1,286,362      4,347,112        822,659       153,173       288,912       396,999
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
Net assets available for
  benefits................. $1,615,524,134   $205,995,857   $880,601,549   $145,928,515   $24,930,788   $43,938,435   $62,714,068
                            ==============   ============   ============   ============   ===========   ===========   ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                                                                                     FIDELITY
                                               FIDELITY                                                FIDELITY     RETIREMENT
                                 FIDELITY     RETIREMENT     FIDELITY      FIDELITY      FIDELITY     RETIREMENT    GOVERNMENT
                              INTERMEDIATE     GROWTH          OTC        OVERSEAS      BALANCED        MONEY         MONEY
                                BOND FUND        FUND        PORTFOLIO       FUND          FUND         MARKET        MARKET
                              ------------   -----------   -----------   -----------   -----------   -----------   -----------
DECEMBER 31, 1996                 (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------  -------------------------------------------------------------------------------------------------
Assets:
  Investments at market       $ 13,088,728   $13,878,448   $25,261,544   $22,079,860   $46,168,307   $37,299,452   $40,403,016
    value..................     ----------    ----------    ----------    ----------    ----------    ----------    ----------

  Receivables
    Employer's
      contribution.........         26,252        34,390        63,005        50,667        52,242        27,827        37,541
    Participants'
      contributions........         56,090        59,474       108,254        94,620       197,847       159,841       173,141
    Accrued interest and
      dividends............             --            --            --            --            --            --            --
                                ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total receivables....         82,342        93,864       171,259       145,287       250,089       187,668       210,682
                                ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net assets available for
  benefits.................   $ 13,171,070   $13,972,312   $25,432,803   $22,225,147   $46,418,396   $37,487,120   $40,613,698
                                ==========    ==========    ==========    ==========    ==========    ==========    ==========


                                 FIDELITY
                                U.S. EQUITY   PARTICIPANTS'
                                  INDEX          LOAN
                                PORTFOLIO      ACCOUNT
                               -----------   ------------
DECEMBER 31, 1996             (PARTICIPANT DIRECTED; SEE NOTE 1)
------------------------      ----------------------------------
Assets:
Investments at market
    value..................    $18,771,886   $ 33,056,200
                                ----------     ----------
  Receivables
    Employer's
      contribution.........         47,254             --
    Participants'
      contributions........         80,444             --
    Accrued interest and
      dividends............             --        138,592
                                ----------     ----------
      Total receivables....        127,698        138,592
                                ----------     ----------
Net assets available for
  benefits.................    $18,899,584   $ 33,194,792
                                ==========     ==========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                               MERCK COMMON STOCK FUND
                                             ---------------------------
                                                (NON-                                      FIDELITY      FIDELITY      FIDELITY
                                             PARTICIPANT    (PARTICIPANT     FIDELITY       EQUITY-       GROWTH       GROWTH &
                                              DIRECTED;      DIRECTED;       MAGELLAN       INCOME        COMPANY       INCOME
                                TOTAL        SEE NOTE 1)    SEE NOTE 1)        FUND          FUND          FUND        PORTFOLIO
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
DECEMBER 31, 1995                                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------                                                ------------------------------------------------------
Assets:
  Investments at market
    value.................. $1,310,187,757   $162,413,187   $749,525,828   $144,381,469   $11,810,154   $25,894,841   $30,827,770
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
  Receivables
    Employer's
      contribution.........      2,395,939      1,191,980        481,823        234,083        31,626        76,191        82,420
    Participants'
      contributions........      5,258,171             --      3,521,557        678,359        55,489       121,664       144,841
    Accrued interest and
      dividends............        117,021             --             --             --            --            --            --
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
      Total receivables....      7,771,131      1,191,980      4,003,380        912,442        87,115       197,855       227,261
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
Net assets available for
  benefits................. $1,317,958,888   $163,605,167   $753,529,208   $145,293,911   $11,897,269   $26,092,696   $31,055,031
                             =============    ===========    ===========    ===========    ==========    ==========    ==========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                                                                                  FIDELITY
                                            FIDELITY                                                FIDELITY     RETIREMENT
                              FIDELITY     RETIREMENT     FIDELITY      FIDELITY      FIDELITY     RETIREMENT    GOVERNMENT
                            INTERMEDIATE     GROWTH          OTC        OVERSEAS      BALANCED        MONEY         MONEY
                             BOND FUND        FUND        PORTFOLIO       FUND          FUND         MARKET        MARKET
                            ------------   -----------   -----------   -----------   -----------   -----------   -----------

DECEMBER 31, 1995                                            (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------                     ----------------------------------------------------------------------------
Assets:
  Investments at market
    value.................. $ 10,005,333   $11,431,417   $13,252,190   $13,137,278   $47,696,317   $23,490,236   $30,212,509
                              ----------    ----------    ----------    ----------    ----------    ----------    ----------
  Receivables
    Employer's
      contribution.........       25,157        35,460        46,242        40,252        59,180        26,355        36,658
    Participants'
      contributions........       47,009        53,709        62,264        61,724       224,095       110,366       141,950
    Accrued interest and
      dividends............           --            --            --            --            --            --            --
                              ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total receivables....       72,166        89,169       108,506       101,976       283,275       136,721       178,608
                              ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net assets available for
  benefits.................  $10,077,499   $11,520,586   $13,360,696   $13,239,254   $47,979,592   $23,626,957   $30,391,117
                              ==========    ==========    ==========    ==========    ==========    ==========    ==========




                                                FIDELITY
                                               U.S. EQUITY   PARTICIPANTS'
                                                  INDEX          LOAN
                                                PORTFOLIO      ACCOUNT
                                               -----------   ------------

DECEMBER 31, 1995                           (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------                 -----------------------------
Assets:
  Investments at market
    value..................                    $ 7,479,999   $ 28,629,229
                                                ----------     ----------
  Receivables
    Employer's
      contribution.........                         28,512             --
    Participants'
      contributions........                         35,144             --
    Accrued interest and
      dividends............                             --        117,021
                                                ----------     ----------
      Total receivables....                         63,656        117,021
                                                ----------     ----------
Net assets available for
  benefits.................                    $ 7,543,655   $ 28,746,250
                                                ==========     ==========



                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                               MERCK COMMON STOCK FUND
                                              --------------------------
                                                 (NON-                                     FIDELITY      FIDELITY      FIDELITY
                                              PARTICIPANT    (PARTICIPANT    FIDELITY       EQUITY-       GROWTH       GROWTH &
                                               DIRECTED;      DIRECTED;      MAGELLAN       INCOME        COMPANY       INCOME
                                 TOTAL        SEE NOTE 1)    SEE NOTE 1)       FUND          FUND          FUND        PORTFOLIO
                             --------------   ------------   -----------   ------------   -----------   -----------   -----------
YEAR ENDED DECEMBER 31, 1996
----------------------------                                               ---------------------------------------------
Additions to net assets
  attributed to:
  Investment income (loss)
    Net appreciation
      (depreciation) in
      market value of
      investments........... $  211,138,860   $ 37,853,024   $164,408,456  $ (7,440,273)  $ 2,111,751   $ 3,343,969   $ 5,750,034
    Interest................      2,754,651        128,219     1,389,039        388,007        50,134       121,890       121,870
    Dividends...............     41,228,538            105         3,541     23,170,398     1,371,557     1,874,117     2,623,427
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
      Total income on
        investments.........    255,122,049     37,981,348   165,801,036     16,118,132     3,533,442     5,339,976     8,495,331
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
  Contributions to the Plan
    By participants.........     83,226,993             --    33,667,003     13,985,741     2,482,755     5,853,428     6,887,545
    By the employer.........     34,365,225     16,866,802     6,760,612      3,046,129       545,568     1,252,828     1,469,398
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
      Total contributions...    117,592,218     16,866,802    40,427,615     17,031,870     3,028,323     7,106,256     8,356,943
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
      Total additions.......    372,714,267     54,848,150   206,228,651     33,150,002     6,561,765    12,446,232    16,852,274
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants............    (77,706,159)    (8,121,213)  (40,943,914)    (6,834,744)   (1,333,085)   (2,452,417)   (2,300,592)
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
Transfers among funds and
  plans:
  Net reallocations.........      2,557,138     (4,309,225)  (34,070,632)   (25,534,155)    7,766,827     7,921,643    17,143,938
  Loans to participants.....             --       (735,093)   (9,495,305)    (1,707,823)     (179,279)     (546,013)     (576,802)
  Loan repayments by
    participants............             --        708,071     5,353,541      1,561,324       217,291       476,294       540,219
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
      Net transfers among
        funds and plans.....      2,557,138     (4,336,247)  (38,212,396)   (25,680,654)    7,804,839     7,851,924    17,107,355
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
      Total deductions and
        net transfers
        among funds and
        plans...............    (75,149,021)   (12,457,460)  (79,156,310)   (32,515,398)    6,471,754     5,399,507    14,806,763
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
        Net
      increase/(decrease)...    297,565,246     42,390,690   127,072,341        634,604    13,033,519    17,845,739    31,659,037
Net assets available for
  benefits
        Beginning of year...  1,317,958,888    163,605,167   753,529,208    145,293,911    11,897,269    26,092,696    31,055,031
                             --------------   ------------   ------------  ------------   -----------   -----------   -----------
        End of year......... $1,615,524,134   $205,995,857   $880,601,549  $145,928,515   $24,930,788   $43,938,435   $62,714,068
                             ==============   ============   ============  ============   ===========   ===========   ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                                  FIDELITY                                                FIDELITY
                                    FIDELITY     RETIREMENT     FIDELITY      FIDELITY      FIDELITY     RETIREMENT
                                  INTERMEDIATE     GROWTH          OTC        OVERSEAS      BALANCED        MONEY
                                   BOND FUND        FUND        PORTFOLIO       FUND          FUND         MARKET
                                  ------------   -----------   -----------   -----------   -----------   -----------

YEAR ENDED DECEMBER 31, 1996                            (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income (loss)
    Net appreciation
      (depreciation) in
      market value of
      investments...........      $   (314,230)  $  (653,011)  $ 1,200,080   $   871,004   $ 1,773,161   $        --
    Interest................            23,452        41,479        59,103        55,061       108,634        49,330
    Dividends...............           730,979     1,703,791     2,788,799     1,345,776     2,174,249     1,414,298
                                   -----------   -----------   -----------   -----------   -----------   -----------
      Total income on
        investments.........           440,201     1,092,259     4,047,982     2,271,841     4,056,044     1,463,628
                                   -----------   -----------   -----------   -----------   -----------   -----------
  Contributions to the Plan
    By participants.........         1,657,185     2,263,591     3,553,123     3,033,651     3,375,413     1,801,530
    By the employer.........           351,850       490,136       733,434       636,209       769,835       367,911
                                   -----------   -----------   -----------   -----------   -----------   -----------
      Total contributions...         2,009,035     2,753,727     4,286,557     3,669,860     4,145,248     2,169,441
                                   -----------   -----------   -----------   -----------   -----------   -----------
      Total additions.......         2,449,236     3,845,986     8,334,539     5,941,701     8,201,292     3,633,069
                                   -----------   -----------   -----------   -----------   -----------   -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants............          (885,161)     (451,155)     (958,011)   (1,035,354)   (3,153,689)   (3,820,723)
                                   -----------   -----------   -----------   -----------   -----------   -----------
Transfers among funds and
  plans:
  Net reallocations.........         1,557,736      (929,409)    4,723,825     4,096,832    (6,580,402)   14,123,484
  Loans to participants.....          (120,922)     (196,470)     (265,944)     (247,991)     (469,673)     (364,229)
  Loan repayments by
    participants............            92,682       182,774       237,698       230,705       441,276       288,562
                                   -----------   -----------   -----------   -----------   -----------   -----------
      Net transfers among
        funds and plans.....         1,529,496      (943,105)    4,695,579     4,079,546    (6,608,799)   14,047,817
                                   -----------   -----------   -----------   -----------   -----------   -----------
      Total deductions and
        net transfers
        among funds and
        plans...............           644,335    (1,394,260)    3,737,568     3,044,192    (9,762,488)   10,227,094
                                   -----------   -----------   -----------   -----------   -----------   -----------
        Net
      increase/(decrease)...         3,093,571     2,451,726    12,072,107     8,985,893    (1,561,196)   13,860,163
Net assets available for
  benefits
        Beginning of year...        10,077,499    11,520,586    13,360,696    13,239,254    47,979,592    23,626,957
                                   -----------   -----------   -----------   -----------   -----------   -----------
        End of year.........      $ 13,171,070   $13,972,312   $25,432,803   $22,225,147   $46,418,396   $37,487,120
                                   ===========   ===========   ===========   ===========   ===========   ===========

                              FIDELITY
                             RETIREMENT     FIDELITY
                             GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                MONEY         INDEX          LOAN
                               MARKET       PORTFOLIO      ACCOUNT
                             -----------   -----------   ------------

YEAR ENDED DECEMBER 31, 1996     (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income (loss)
    Net appreciation
      (depreciation) in
      market value of
      investments........... $        --   $ 2,234,895   $         --
    Interest................     177,204        41,229             --
    Dividends...............   1,645,601       381,900             --
                             -----------   -----------    -----------
      Total income on
        investments.........   1,822,805     2,658,024             --
                             -----------   -----------    -----------
  Contributions to the Plan
    By participants.........   2,348,649     2,317,379             --
    By the employer.........     560,721       513,792             --
                             -----------   -----------    -----------
      Total contributions...   2,909,370     2,831,171             --
                             -----------   -----------    -----------
      Total additions.......   4,732,175     5,489,195             --
                             -----------   -----------    -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants............  (3,852,910)   (1,049,585)      (513,606)
                             -----------   -----------    -----------
Transfers among funds and
  plans:
  Net reallocations.........  9,550,054     6,899,238        197,384
  Loans to participants.....   (561,476)     (143,038)    15,610,058
  Loan repayments by
    participants............    354,738       160,119    (10,845,294)
                            -----------   -----------    -----------
      Net transfers among
        funds and plans.....  9,343,316     6,916,319      4,962,148
                            -----------   -----------    -----------
      Total deductions and
        net transfers
        among funds and
        plans...............  5,490,406     5,866,734      4,448,542
                            -----------   -----------    -----------
        Net
      increase/(decrease)... 10,222,581    11,355,929      4,448,542
Net assets available for
  benefits
        Beginning of year... 30,391,117     7,543,655     28,746,250
                            -----------   -----------    -----------
        End of year.........$40,613,698   $18,899,584   $ 33,194,792
                            ===========   ===========    ===========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan document who were not covered by a collective bargaining agreement are eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. In addition, the Company matches 75% of employee contributions up to 6% of base pay per pay period. Company matching contributions are invested according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck Common Stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter
(OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

     Funds are invested primarily in foreign securities.

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     Fidelity U.S. Equity Index Portfolio

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event of Plan termination, participants will become fully vested in their account balances.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at a rate of the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1996 and 1995, net assets available for benefits included distributions in process of payment of $2,827,505 and $3,314,348, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

 3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan sponsor believes that the Plan is designed and operated in compliance with the IRC.

 4.  OTHER MATTERS:

     Net reallocations in 1996 of $2,557,138 consist of $1,641,044 transferred between the Plan and the Merck & Co., Inc. Employee Stock Purchase and Savings Plan for employees who changed their status during the year, $709,870 for Medco employees who were transferred from the Merck-Medco division (which has a separate savings plan) into the Plan and $206,224 of adjustments to amounts transferred to Astra Merck (which has a separate plan) in 1995.

 5.  SUBSEQUENT EVENTS:

     Effective July 1, 1997, Merck will change certain investment choices offered to Plan participants. Specifically, five new funds will be added while eight funds, existing as of December 31, 1996, will be eliminated and replaced with seven similar new funds and one similar existing fund. Investments held in the eight eliminated funds will automatically transfer to the corresponding replacement funds. The Plan sponsor anticipates that these fund transfers will have no effect on the Plan's tax status.

                                                           SCHEDULE I
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996

                                                                         NUMBER OF
                            NAME OF ISSUER                            UNITS/SHARES AT
                          AND TITLE OF ISSUE                          CLOSE OF PERIOD         COST         CURRENT VALUE
-------------------------------------------------------------------------------------     ------------     --------------
Merck Common Stock Fund*..............................................    79,602,291      $424,794,757     $1,080,963,932
Fidelity Magellan Fund................................................     1,799,321       126,942,040        145,105,856
Fidelity Equity-Income Fund...........................................       578,529        21,457,652         24,777,615
Fidelity Growth Company Fund..........................................     1,078,874        37,326,607         43,649,523
Fidelity Growth & Income Portfolio....................................     2,027,939        52,361,662         62,317,069
Fidelity Intermediate Bond Fund.......................................     1,298,523        13,244,985         13,088,728
Fidelity Retirement Growth Fund.......................................       802,739        14,422,331         13,878,448
Fidelity OTC Portfolio................................................       772,309        22,880,052         25,261,544
Fidelity Overseas Fund................................................       715,897        20,627,404         22,079,860
Fidelity Balanced Fund................................................     3,279,255        40,896,906         46,168,307
Fidelity Retirement Money Market......................................    37,271,301        37,271,301         37,299,452
Fidelity Retirement Government Money Market...........................    40,403,289        40,403,289         40,403,016
Fidelity U.S. Equity Index Portfolio..................................       696,551        15,501,768         18,771,886
Participants' Loan Account (with interest rates ranging from 8.25% to
  10.0%)..............................................................            --        33,056,200         33,056,200
                                                                                          ------------     --------------
        Total Investments.............................................                    $901,186,954     $1,606,821,436
                                                                                           ===========      =============

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(A)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                 CURRENT
                                                                                                  VALUE
                                                                                               OF ASSETS ON
       IDENTITY OF PARTY INVOLVED             PURCHASE         SELLING          COST OF        TRANSACTION       NET GAIN/
        AND DESCRIPTION OF ASSET               PRICE            PRICE            ASSET             DATE           (LOSS)
----------------------------------------    ------------     ------------     ------------     ------------     -----------
Merck Common Stock Fund
   254 purchase transactions............    $107,282,495     $         --     $107,282,495     $107,282,495     $        --
   254 sales transactions...............              --      140,519,057      132,905,449      140,519,057       7,613,608
Fidelity Magellan Fund
   254 purchase transactions............      46,456,997               --       46,456,997       46,456,997              --
   254 sales transactions...............              --       38,292,336       41,818,112       38,292,336      (3,525,776)

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 21, 1997 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273 and 33-64665), on Form S-4 (No. 33-50667)
and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785, 33-57421 and 333-17045). It
should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 16, 1997